Exhibit 99.1

September 12, 2025	Analyst Contact:	Erin Dailey 918-947-7411
	Media Contact:	Leah Harper 918-947-7123

ONE Gas to Participate in American Gas Association Mini-Forum

TULSA, Okla. – September 12, 2025 – ONE Gas, Inc. (NYSE: OGS) today announced it will participate in the American Gas Association Mini-Forum, September 15-16, 2025, in Boston.

Christopher Sighinolfi, senior vice president and chief financial officer, and Mark Smith, vice president and treasurer, will be conducting a series of meetings with members of the investment community.

The materials utilized at the conference are accessible on the ONE Gas website, www.onegas.com/investors/events-and-presentations.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

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